Exhibit 99.1

PROG Holdings Reports Second Quarter 2025 Results
•Consolidated revenues of $604.7 million; Net earnings of $38.5 million
•Adjusted EBITDA of $73.5 million
•Diluted EPS of $0.95; Non-GAAP Diluted EPS of $1.02
•Progressive Leasing GMV of $413.9 million
•Four Technologies grows GMV 166.5%; second consecutive quarter of positive pre-tax income

SALT LAKE CITY, July 23, 2025 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build today announced financial results for the second quarter ended June 30, 2025.
"Our second quarter results once again demonstrate the resiliency of our Leasing business and our ability to manage through a period of high uncertainty and the loss of an important retail partner to liquidation," said Steve Michaels, President and CEO of PROG Holdings. "The revenue and earnings outperformance compared to guidance reflects strong execution in our Progressive Leasing business, where our teams took deliberate actions to preserve portfolio health while expanding balance of share with key retail partners - even as we navigated notable GMV headwinds. At the same time, Four Technologies delivered another outstanding quarter, with over 200% revenue growth and continued profitability. Four is delivering value to our ecosystem – driving cross-sell opportunities and enhancing customer engagement across our platform."
"At Progressive Leasing, we’re advancing our technology initiatives – deploying AI-powered tools, optimizing our digital funnel, and enhancing our mobile and web experiences to create a more seamless, personalized customer journey. These improvements are driving greater efficiency and top-of-funnel engagement, even as we make strategic decisions to moderate GMV growth and maintain portfolio performance within our targeted annual write-off range to fulfill our expectation of sustainable and profitable growth."
"I am extremely proud of our team's execution as we strike the balance of executing on growth objectives in our Progressive Leasing business and further developing our other suite of products which holds significant promise," Michaels concluded.

Consolidated Results
Consolidated revenues for the second quarter of 2025 were $604.7 million, an increase of 2.1% from the same period in 2024.
Consolidated net earnings for the quarter were $38.5 million, compared with $33.8 million in the prior year period. The effective income tax rate was 26.8% in the second quarter. Adjusted EBITDA for the quarter was $73.5 million, or 12.2% of revenues, compared with $72.3 million, or 12.2% of revenues for the same period in 2024.
Diluted earnings per share for the second quarter of 2025 were $0.95, compared with $0.77 in the year ago period. On a non-GAAP basis, diluted earnings per share were up 10.9% at $1.02 in the second quarter of 2025, compared with $0.92 for the same period in 2024. The Company's diluted weighted average shares outstanding in the second quarter were 7.2% lower year-over-year.
Progressive Leasing Results
Progressive Leasing's second quarter GMV of $413.9 million was down 8.9% compared to the same period in 2024. The provision for lease merchandise write-offs for the quarter was 7.5% of leasing revenues, within the Company's 6-8% targeted annual range.
Liquidity and Capital Allocation
PROG Holdings ended the second quarter of 2025 with cash of $222.0 million and gross debt of $600.0 million. The Company repurchased $25.7 million of its stock in the quarter at an average price of $28.51 per share, leaving $309.6 million of repurchase capacity under its $500 million share repurchase program. Additionally, the Company paid a quarterly cash dividend of $0.13 per share.

2025 Outlook
The Company is providing selective third quarter outlook metrics and updating its full year 2025 outlook by increasing the low end of our previous range on revenues and earnings metrics and maintaining the previous high ends of those same metrics. The updated outlook below assumes a difficult operating environment with soft demand for consumer durable goods, no material changes in the Company's current decisioning posture, an effective tax rate for Non-GAAP EPS of approximately 27%, and no impact from additional share repurchases.

	Revised 2025 Outlook		Previous 2025 Outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total Revenues	$2,450,000	$2,500,000	$2,425,000	$2,500,000
PROG Holdings - Net Earnings	120,000	125,000	109,000	125,000
PROG Holdings - Adjusted EBITDA	255,000	265,000	245,000	265,000
PROG Holdings - Diluted EPS	2.91	3.06	2.62	3.01
PROG Holdings - Diluted Non-GAAP EPS	3.20	3.35	2.90	3.30

Progressive Leasing - Total Revenues	2,325,000	2,360,000	2,300,000	2,360,000
Progressive Leasing - Earnings Before Taxes	179,000	185,000	168,000	185,000
Progressive Leasing - Adjusted EBITDA	255,000	261,000	245,000	261,000

Vive - Total Revenues	60,000	65,000	60,000	65,000
Vive - Loss Before Taxes	(5,000)	(3,500)	(5,000)	(3,500)
Vive - Adjusted EBITDA	(2,500)	(1,000)	(2,500)	(1,000)

Other - Total Revenues	65,000	75,000	65,000	75,000
Other - Loss Before Taxes	(9,000)	(7,500)	(9,000)	(7,500)
Other - Adjusted EBITDA	2,500	5,000	2,500	5,000

	Three Months Ended September 30, 2025 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$580,000	$595,000
PROG Holdings - Net Earnings	26,000	28,000
PROG Holdings - Adjusted EBITDA	57,000	62,000
PROG Holdings - Diluted EPS	0.63	0.68
PROG Holdings - Diluted Non-GAAP EPS	0.70	0.75

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, July 23, 2025, at 8:30 A.M. ET to discuss its financial results for the second quarter of 2025. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward Looking Statements:
Statements, estimates and projections in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "delivering," "driving," "advancing," "expectation," "estimate," "target," "uncertainty," "outlook," "assumes," "intends" and similar forward-looking terminology. These risks and uncertainties include (i) continued volatility and challenges in the macroeconomic environment and their impact on: (a) consumer confidence and customer demand for the merchandise that our retail partners sell, in particular consumer durables, such as home appliances, electronics and furniture; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; (c) the availability of consumer credit; and (d) our overall financial performance and outlook; (ii) the impact of the uncertain macroeconomic environment on our proprietary algorithms and decisioning tools that we use to approve customers such that they are no longer indicative of our customers’ ability to perform, which in turn may limit the ability of our businesses to manage risk, avoid lease and loan charge-offs and may result in insufficient reserves to cover actual losses; (iii) a large percentage of Progressive Leasing's revenue being concentrated with several key retail partners, and the loss of any of these retail partner relationships materially and adversely affecting several aspects of our performance; (iv) Progressive Leasing being unable to attract additional retail partners and retain and grow its relationships with its existing retail partners, resulting in several aspects of our performance being materially and adversely affected; (v) Progressive Leasing being unable to attract new consumers and retain and grow its relationships with its existing customers materially and adversely affecting several aspects of our performance; (vi) Vive and Four’s business models differing significantly from Progressive Leasing’s lease-to-own business, which means each of these businesses have different risk profiles; (vii) our efforts to modernize and enhance certain enterprise-wide information management systems and technologies adversely impacting our businesses and operations; (viii) the inability of our businesses to successfully operate in highly and increasingly competitive industries materially and adversely affecting several aspects of our performance; (ix) our business, results of operations, financial condition, and prospects being materially and adversely affected due to Progressive Leasing failing to maintain a consistently high level of consumer satisfaction and trust in its brand; (x) our businesses being subject to extensive federal, state and local laws and regulations, including certain laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties, remediation expenses and compliance-related burdens that may result in them changing the manner in which they operate, which may be materially adverse to several aspects of our performance; (xi) our performance being materially and adversely affected due to the transactions offered to consumers by our businesses being negatively characterized by federal, state and local government officials, consumer advocacy groups and the media; (xii) our inability to protect confidential, proprietary, or sensitive information, including the confidential information of our customers, being adversely affected by cyber-attacks or similar disruptions, which may result in significant costs, litigation and reputational damage or otherwise have a material adverse impact on several aspects of our performance; (xiii) any significant disruption in our vendors' information technology systems, or disruptions in the information our businesses rely on in their lease and loan decisioning, materially and adversely affecting several aspects of our performance; (xiv) our capital allocation strategy and financial policies, including our current stock repurchase and dividend programs, as well as any potential debt repurchase program not being effective at enhancing shareholder value, or providing other benefits we expect; and (xv) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025. Statements, estimates and projections in this press release that are "forward-looking" include without limitation statements, estimates and projections about: (i) growing our balance of share with key retail partners; (ii) the performance of our lease portfolio, including our annual write-offs; (iii) the progress of our Four Technologies business and the benefits we expect from that business; (iv) the advancement of our technology initiatives; (v) our ability to continue achieving sustainable and profitable growth; and (vi) our revised full year 2025 outlook and the guidance we provide for the third quarter. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		(Unaudited) Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
REVENUES:
Lease Revenues and Fees	$569,674	$570,516	$1,221,231	$1,191,066
Interest and Fees on Loans Receivable	34,989	21,645	67,520	42,965
	604,663	592,161	1,288,751	1,234,031
COSTS AND EXPENSES:
Depreciation of Lease Merchandise	385,107	384,799	845,550	816,370
Provision for Lease Merchandise Write-offs	42,633	43,783	90,651	86,924
Operating Expenses	116,199	107,901	235,505	235,242
	543,939	536,483	1,171,706	1,138,536
OPERATING PROFIT	60,724	55,678	117,045	95,495
Interest Expense, Net	(8,149)	(7,339)	(17,239)	(15,589)
EARNINGS BEFORE INCOME TAX EXPENSE	52,575	48,339	99,806	79,906
INCOME TAX EXPENSE	14,092	14,565	26,605	24,166
NET EARNINGS	$38,483	$33,774	$73,201	$55,740
EARNINGS PER SHARE
Basic	$0.96	$0.79	$1.81	$1.29
Diluted	$0.95	$0.77	$1.78	$1.26
CASH DIVIDENDS DECLARED PER SHARE:
Common Stock	$0.13	$0.12	$0.26	$0.24
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	40,130	42,955	40,484	43,325
Diluted	40,559	43,721	41,203	44,124

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	June 30, 2025	December 31, 2024
ASSETS:
Cash and Cash Equivalents	$222,027	$95,655
Accounts Receivable (net of allowances of $68,788 in 2025 and $71,607 in 2024)	60,531	80,225
Lease Merchandise (net of accumulated depreciation and allowances of $440,339 in 2025 and $440,831 in 2024)	526,303	680,242
Loans Receivable (net of allowances and unamortized fees of $58,930 in 2025 and $57,342 in 2024)	148,320	146,985
Property and Equipment, Net	21,179	21,443
Operating Lease Right-of-Use Assets	3,352	4,035
Goodwill	296,061	296,061
Other Intangibles, Net	65,774	73,775
Income Tax Receivable	8,817	10,644
Deferred Income Tax Assets	26,472	26,472
Prepaid Expenses and Other Assets	75,760	78,230
Total Assets	$1,454,596	$1,513,767
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$92,765	$93,190
Deferred Income Tax Liabilities	54,271	74,320
Customer Deposits and Advance Payments	35,504	40,917
Operating Lease Liabilities	9,171	11,496
Debt, Net	594,212	643,563
Total Liabilities	785,923	863,486
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at June 30, 2025 and December 31, 2024; Shares Issued: 82,078,654 at June 30, 2025 and December 31, 2024	41,039	41,039
Additional Paid-in Capital	349,707	358,538
Retained Earnings	1,531,768	1,469,450
	1,922,514	1,869,027
Less: Treasury Shares at Cost
Common Stock: 42,535,192 Shares at June 30, 2025 and 41,262,901 at December 31, 2024	(1,253,841)	(1,218,746)
Total Shareholders’ Equity	668,673	650,281
Total Liabilities & Shareholders’ Equity	$1,454,596	$1,513,767

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES:
Net Earnings	$73,201	$55,740
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	845,550	816,370
Other Depreciation and Amortization	12,111	14,515
Provisions for Accounts Receivable and Loan Losses	198,650	174,822
Stock-Based Compensation	14,536	13,737
Deferred Income Taxes	(20,049)	(16,973)
Impairment of Assets	—	6,018
Non-Cash Lease Expense	(1,642)	(1,603)
Other Changes, Net	(943)	(155)
Changes in Operating Assets and Liabilities:
Additions to Lease Merchandise	(784,951)	(836,084)
Book Value of Lease Merchandise Sold or Disposed	93,340	89,549
Accounts Receivable	(147,179)	(145,312)
Prepaid Expenses and Other Assets	5,480	377
Income Tax Receivable and Payable	1,749	26,206
Accounts Payable and Accrued Expenses	(4,620)	(5,113)
Customer Deposits and Advance Payments	(5,413)	(967)
Cash Provided by Operating Activities	279,820	191,127
INVESTING ACTIVITIES:
Investments in Loans Receivable	(370,099)	(172,513)
Proceeds from Loans Receivable	339,206	158,644
Purchases of Property and Equipment	(3,896)	(3,999)
Other Proceeds	—	46
Cash Used in Investing Activities	(34,789)	(17,822)
FINANCING ACTIVITIES:
Repayments on Revolving Facility	(50,000)	—
Dividends Paid	(10,443)	(10,346)
Acquisition of Treasury Stock	(51,775)	(61,177)
Issuance of Stock Under Stock Option and Employee Purchase Plans	1,028	799
Cash Paid for Shares Withheld for Employee Taxes	(7,385)	(7,863)
Debt Issuance Costs	(84)	—
Cash Used in Financing Activities	(118,659)	(78,587)
Increase in Cash and Cash Equivalents	126,372	94,718
Cash and Cash Equivalents at Beginning of Period	95,655	155,416
Cash and Cash Equivalents at End of Period	$222,027	$250,134
Net Cash Paid During the Period:
Interest	$18,795	$18,461
Income Taxes	$45,044	$12,728

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	June 30, 2025
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$569,674	$—	$—	$569,674
Interest and Fees on Loans Receivable	—	16,160	18,829	34,989
Total Revenues	$569,674	$16,160	$18,829	$604,663

	(Unaudited)
	Three Months Ended
	June 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$570,516	$—	$—	$570,516
Interest and Fees on Loans Receivable	—	15,421	6,224	21,645
Total Revenues	$570,516	$15,421	$6,224	$592,161

PROG Holdings, Inc.
Six Month Revenues by Segment
(In thousands)

	(Unaudited)
	Six Months Ended
	June 30, 2025
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,221,231	$—	$—	$1,221,231
Interest and Fees on Loans Receivable	—	31,820	35,700	67,520
Total Revenues	$1,221,231	$31,820	$35,700	$1,288,751

	(Unaudited)
	Six Months Ended
	June 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,191,066	$—	$—	$1,191,066
Interest and Fees on Loans Receivable	—	31,471	11,494	42,965
Total Revenues	$1,191,066	$31,471	$11,494	$1,234,031

PROG Holdings, Inc.
Quarterly Gross Merchandise Volume by Segment
(In thousands)

	(Unaudited)
	Three Months Ended June 30,
	2025	2024
Progressive Leasing	$413,872	$454,508
Vive	43,990	35,757
Other	149,632	56,139
Total GMV	$607,494	$546,404

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share for the full year 2025 and third quarter 2025 outlook excludes intangible amortization expense. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and six months ended June 30, 2025 exclude intangible amortization expense and costs related to the cybersecurity incident, net of insurance recoveries. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and six months ended June 30, 2024 exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and diluted earnings per share to non-GAAP net earnings and diluted earnings per share table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the full year 2025 and third quarter 2025 outlook excludes stock-based compensation expense. Adjusted EBITDA for the three and six months ended June 30, 2025 excludes stock-based compensation expense and costs related to the cybersecurity incident, net of insurance recoveries. Adjusted EBITDA for the three and six months ended June 30, 2024 excludes stock-based compensation expense, restructuring expenses, and costs related to the cybersecurity incident. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Diluted Earnings Per Share to
Non-GAAP Net Earnings and Diluted Earnings Per Share
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net Earnings	$38,483	$33,774	$73,201	$55,740
Add: Intangible Amortization Expense	4,000	4,239	8,001	9,889
Add: Restructuring Expense	—	2,886	—	20,900
Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	127	116	109	232
Less: Tax Impact of Adjustments(1)	(1,073)	(1,883)	(2,109)	(8,066)
Add: Accrued Interest on Uncertain Tax Position	—	1,078	—	2,156
Non-GAAP Net Earnings	$41,537	$40,210	$79,202	$80,851
Diluted Earnings Per Share	$0.95	$0.77	$1.78	$1.26
Add: Intangible Amortization Expense	0.10	0.10	0.19	0.23
Add: Restructuring Expense	—	0.07	—	0.47
Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	—	—	—	0.01
Less: Tax Impact of Adjustments(1)	(0.03)	(0.04)	(0.05)	(0.18)
Add: Accrued Interest on Uncertain Tax Position	—	0.02	—	0.05
Non-GAAP Diluted Earnings Per Share(2)	$1.02	$0.92	$1.92	$1.83
Diluted Weighted Average Shares Outstanding	40,559	43,721	41,203	44,124
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	June 30, 2025
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$38,483
Income Tax Expense(1)				14,092
Earnings Before Income Tax Expense	$51,546	$509	$520	52,575
Interest Expense, Net	6,424	179	1,546	8,149
Depreciation	1,301	139	549	1,989
Amortization	3,771	—	229	4,000
EBITDA	63,042	827	2,844	66,713
Stock-Based Compensation	6,565	(106)	175	6,634
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	127	—	—	127
Adjusted EBITDA	$69,734	$721	$3,019	$73,474
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three Months Ended
	June 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$33,774
Income Tax Expense(1)				14,565
Earnings (Loss) Before Income Tax Expense	$53,966	$631	$(6,258)	48,339
Interest Expense, Net	7,655	—	(316)	7,339
Depreciation	1,651	166	441	2,258
Amortization	4,009	—	230	4,239
EBITDA	67,281	797	(5,903)	62,175
Stock-Based Compensation	6,135	360	600	7,095
Restructuring Expense	258	—	2,628	2,886
Costs Related to the Cybersecurity Incident	116	—	—	116
Adjusted EBITDA	$73,790	$1,157	$(2,675)	$72,272
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Six Month Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Six Months Ended
	June 30, 2025
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$73,201
Income Tax Benefit(1)				26,605
Earnings (Loss) Before Income Tax Benefit	$100,171	$(324)	$(41)	99,806
Interest Expense, Net	13,587	365	3,287	17,239
Depreciation	2,658	286	1,166	4,110
Amortization	7,542	—	459	8,001
EBITDA	123,958	327	4,871	129,156
Stock-Based Compensation	12,872	206	1,458	14,536
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	109	—	—	109
Adjusted EBITDA	$136,939	$533	$6,329	$143,801
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Six Months Ended
	June 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$55,740
Income Tax Expense(1)				24,166
Earnings (Loss) Before Income Tax Expense	$89,419	$1,549	$(11,062)	79,906
Interest Expense, Net	16,222	—	(633)	15,589
Depreciation	3,461	332	833	4,626
Amortization	9,430	—	459	9,889
EBITDA	118,532	1,881	(10,403)	110,010
Stock-Based Compensation	10,846	698	2,193	13,737
Restructuring Expense	18,272	—	2,628	20,900
Costs Related to the Cybersecurity Incident	232	—	—	232
Adjusted EBITDA	$147,882	$2,579	$(5,582)	$144,879
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Full Year 2025 Outlook for Adjusted EBITDA
(In thousands)

	Revised Fiscal Year 2025 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$120,000 - $125,000
Income Tax Expense(1)				45,000 - 49,000
Projected Earnings (Loss) Before Income Tax Expense	$179,000 - 185,000	$(5,000) - $(3,500)	$(9,000) - $(7,500)	165,000 - 174,000
Interest Expense, Net	30,000 - 28,000	1,000	6,000	37,000 - 35,000
Depreciation	5,000 - 6,000	500	2,500	8,000 - 9,000
Amortization	15,000	—	1,000	16,000
Projected EBITDA	229,000 - 234,000	(3,500) - (2,000)	500 - 2,000	226,000 - 234,000
Stock-Based Compensation	26,000 - 27,000	1,000	2,000 - 3,000	29,000 - 31,000
Projected Adjusted EBITDA	$255,000 - $261,000	$(2,500) - $(1,000)	$2,500 - $5,000	$255,000 - $265,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	Previous Fiscal Year 2025 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$109,000 - $125,000
Income Tax Expense(1)				45,000 - 49,000
Projected Earnings (Loss) Before Income Tax Expense	$168,000 - $185,000	$(5,000) - $(3,500)	$(9,000) - $(7,500)	154,000 - 174,000
Interest Expense, Net	30,000 - 28,000	1,000	6,000	37,000 - 35,000
Depreciation	6,000	500	2,500	9,000
Amortization	15,000	—	1,000	16,000
Projected EBITDA	219,000 - 234,000	(3,500) - (2,000)	500 - 2,000	216,000 - 234,000
Stock-Based Compensation	26,000 - 27,000	1,000	2,000 - 3,000	29,000 - 31,000
Projected Adjusted EBITDA	$245,000 - $261,000	$(2,500) - $(1,000)	$2,500 - $5,000	$245,000 - $265,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended September 30, 2025 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended September 30, 2025
Consolidated Total
Estimated Net Earnings	$26,000 - $28,000
Income Tax Expense(1)	11,000 - 12,000
Projected Earnings Before Income Tax Expense	37,000 - 40,000
Interest Expense, Net	8,000
Depreciation	2,000
Amortization	4,000
Projected EBITDA	51,000 - 54,000
Stock-Based Compensation	6,000 - 8,000
Projected Adjusted EBITDA	$57,000 - $62,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Full Year 2025 Outlook for Diluted Earnings Per Share
to Non-GAAP Diluted Earnings Per Share

	Revised Full Year 2025 Ranges
	Low	High
Projected Diluted Earnings Per Share	$2.91	$3.06
Add: Projected Intangible Amortization Expense	0.39	0.39
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.10)	(0.10)
Projected Non-GAAP Diluted Earnings Per Share(2)	$3.20	$3.35
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

	Previous Full Year 2025 Ranges
	Low	High
Projected Diluted Earnings Per Share	$2.62	$3.01
Add: Projected Intangible Amortization Expense	0.39	0.39
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.10)	(0.10)
Projected Non-GAAP Diluted Earnings Per Share(2)	$2.90	$3.30
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended September 30, 2025 Outlook for Diluted
Earnings Per Share to Non-GAAP Diluted Earnings Per Share

	Three Months Ended September 30, 2025
	Low	High
Projected Diluted Earnings Per Share	$0.63	$0.68
Add: Projected Intangible Amortization Expense	0.10	0.10
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.03)	(0.03)
Projected Non-GAAP Diluted Earnings Per Share(2)	$0.70	$0.75
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.